UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. __ )

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Concrete Pumping Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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IMPORTANT INFORMATION REGARDING THE LOCATION OF THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON WEDNESDAY, APRIL 22, 2020

The following Notice of Change of Location relates to the proxy statement (the “Proxy Statement”) of Concrete Pumping Holdings, Inc. (the “Company”), dated February 28, 2020, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday, April 22, 2020. This Supplement is being filed with the Securities and Exchange Commission and is being made available to stockholders on or about April 13, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION

OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 22, 2020

April 13, 2020

Dear Stockholder:

In response to the current public health guidance regarding the coronavirus (COVID-19) pandemic and for the safety of participants, NOTICE IS HEREBY GIVEN that the location of the 2020 Annual Meeting of Stockholders of Concrete Pumping Holdings, Inc. (the “Annual Meeting”) has been changed. As previously announced, the Annual Meeting will be held on Wednesday, April 22, 2020, at 10:00 a.m. Eastern Time (8:00 a.m. Mountain Time). However, the Annual Meeting will now be held in a virtual-only meeting format. You will not be able to attend the meeting in person.

As described in the previously distributed proxy materials for the Annual Meeting, you are entitled to participate in the meeting if you were a stockholder of record as of the close of business on February 28, 2020, the record date. To be admitted to the meeting you must go to www.cstproxy.com/concretepumpingholdings/2020 and enter the control number found on your notice, proxy card or voting instruction form you previously received. A list of stockholders entitled to vote at the meeting will be available during the meeting at www.cstproxy.com/concretepumpingholdings/2020. You may vote during the meeting by following the instructions available on the meeting website.

We urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the previously distributed proxy materials for the Annual Meeting. The proxy card included with the previously distributed proxy materials will not be updated to reflect the change in location, and may continue to be used to vote your shares in connection with the Annual Meeting. If you have already voted, you need not do anything further.

This Notice of Change of Location should be read in conjunction with the Notice of 2020 Annual Meeting of Stockholders and accompanying proxy statement of the Company, dated February 28, 2020, and any supplements thereto, furnished to stockholders in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting. The Notice previously sent to stockholders is herein amended only to reflect the change in location.

By Order of the Board of Directors,

David A.B. Brown Chairman of the Board of Directors

On April 13, 2020, Concrete Pumping Holdings, Inc. issued the following press release regarding the change in location of its 2020 Annual Meeting of Stockholders to a virtual-only meeting.

Concrete Pumping Holdings Changes 2020 Annual Meeting of Stockholders to Virtual-Only Due to Coronavirus

DENVER, CO – April 13, 2020 – Concrete Pumping Holdings, Inc. (Nasdaq: BBCP) (the “Company” or “CPH”) has changed its 2020 Annual Meeting of Stockholders (the “Annual Meeting”) from an in-person meeting to a virtual-only meeting in response to current public health guidance regarding the coronavirus (COVID-19) pandemic and for the safety of participants.

As previously announced, the Annual Meeting will be held on Wednesday, April 22, 2020 at 10:00 a.m. Eastern Time (8:00 a.m. Mountain Time) for stockholders of record as of the close of business on February 28, 2020. The platform for the virtual Annual Meeting includes functionality that provides validated stockholders the same meeting participation rights and opportunities they would have at an in-person meeting. Instructions to access and log-in to the virtual Annual Meeting are provided below. Once admitted, stockholders may view reference materials, including the list of stockholders entitled to vote at the meeting, submit questions and vote their shares by following the instructions that will be available on the meeting website.

Access and Log-in Instructions for Virtual Annual Meeting

For admission to the Annual Meeting, stockholders must go to www.cstproxy.com/concretepumpingholdings/2020 and enter the control number on the notice, proxy card or voting instruction form previously distributed to them. Online access to the Annual Meeting will open at 9:00 a.m. Eastern Time to allow time for stockholders to log-in prior to the start of the live audio webcast of the Annual Meeting at 10:00 a.m. Eastern Time.

If you are a beneficial stockholder (i.e. you hold shares through a stock brokerage account or by a bank or other holder of record) and you would like to attend the virtual Annual Meeting, you must obtain a legal proxy by contacting your account representative at the bank, broker, or other nominee that holds your shares and e-mail a copy (a legible photograph is sufficient) of your legal proxy to proxy@continentalstock.com. Beneficial stockholders who e-mail a valid legal proxy will be issued a meeting control number that will allow them to register to attend and participate in the Annual Meeting. After contacting Continental, a beneficial holder will receive an e-mail prior to the meeting with a link and instructions for entering the virtual meeting. Beneficial stockholders who wish to attend the Annual Meeting should contact Continental no later than April 15, 2020 to obtain this information.

You may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting. Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting. A recording of the webcast will be available on the Company’s website.

About Concrete Pumping Holdings

The Company is the leading provider of concrete pumping services and concrete waste management services in the fragmented U.S. and U.K. markets, primarily operating under what we believe are the only established, national brands in both geographies – Brundage-Bone for concrete pumping in the U.S., Camfaud in the U.K., and Eco-Pan for waste management services in both the U.S. and U.K. The Company’s large fleet of specialized pumping equipment and trained operators position it to deliver concrete placement solutions that facilitate substantial labor cost savings to customers, shorten concrete placement times, enhance worksite safety and improve construction quality. Highly complementary to its core concrete pumping service, Eco-Pan provides a full-service, cost-effective, regulatory-compliant solution to manage environmental issues caused by concrete washout. As of January 31, 2020, the Company provided concrete pumping services in the U.S. from a footprint of approximately 90 locations across 22 states, concrete pumping services in the U.K. from 28 locations, and route-based concrete waste management services from 16 locations in the U.S. and 1 location in the U.K. For more information, please visit www.concretepumpingholdings.com or the Company’s brand websites at www.brundagebone.com,   www.camfaud.co.uk, or www.eco-pan.com.

Contact:

Company: Iain Humphries Chief Financial Officer 1-303-289-7497	Investor Relations: Gateway Investor Relations Cody Slach 1-949-574-3860 BBCP@gatewayir.com